AGREEMENT


     This Agreement dated May 16, 2001 ("Agreement") is by and between, VENTURELIST.COM, INC. ("Company" or "Venturelist") and ViewTrade Securities, Inc. ("ViewTrade").

                              W I T N E S S E T H:

     WHEREAS, Venturelist provides an Internet portal for start-up businesses seeking investment capital and accredited investors seeking to invest via the private equity market;

     WHEREAS,   ViewTrade  is  engaged  in  investment   banking   services  and
broker/dealer services;

     WHEREAS, the Company and ViewTrade desire to set forth in writing the terms and conditions of their agreement and understanding; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, the parties hereto agree as follows:

1. Services Provided by ViewTrade. Venturelist will outsource its back-end entrepreneur sign-up and investor sign-up to ViewTrade. ViewTrade will control who is accepted and who is rejected. ViewTrade representatives will place calls/emails to all potential investors and to all existing Venturelist investor members. ViewTrade will contact the investor members and confirm the information that has been provided.

2. Consideration to ViewTrade. In consideration for ViewTrade partnering with Venturelist, ViewTrade will establish relationships with the accredited investors introduced from the web site found at www.venturelist.com.
     ViewTrade will also receive 25% of the revenues generated at the www.venturelist.com web site from subscription revenues.

3. Consideration to Venturelist. In consideration for the information of accredited investors sent to ViewTrade and the revenues shared with ViewTrade from subscription. Venturelist will have ViewTrade overseeing the accreditation process and ViewTrade will be responsible for the programming work and any changes to the Venturelist web site that it deems appropriate for gathering information from investors.

4. ViewTrade's Approval. All transactions requiring the use of ViewTrade's broker/dealer license will require ViewTrade's prior approval.

5. Broker/Dealer Licensure by Steve Bauman or Venturelist. In the event Steve Bauman, Venturelist or a designee of Venturelist receive a Series 7 or Series 62 license, then Venturelist and/or Steve Bauman will share in fees derived from investors or entrepreneurs originating from www.venturelist.com.

6. Term. The term of this agreement shall be for a period of one year. This agreement may be terminated upon thirty days written notice by either party. This agreement may be extended upon written approval of both parties.

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7.   Miscellaneous.

     (a) Assignment. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned or transferred by ViewTrade, nor shall any interest herein be assigned, transferred, pledged or hypothecated by ViewTrade without the prior written consent of Venturelist.

     (b) Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, excluding any provision which would require the use of the laws of any other jurisdiction.

     (c) Entire Agreement, Amendments and Waivers. This Agreement constitutes the entire agreement of the parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any party hereto unless set forth in a document duly executed by such party or an authorized agent or such party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                    VENTURELIST.COM, INC.

                                    By: /s/ Steve Bauman
                                       -------------------------
                                       Steve Bauman, President


                                    VIEWTRADE SECURITIES, INC.


                                    By: /s/ Robert Zombrowski
                                       -------------------------
                                       Robert Zombrowski, President